UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Mister Car Wash, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022 Notice of Annual Meeting

and Proxy Statement

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

April 12, 2022

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Mister Car Wash, Inc., which will be held on Wednesday, May 25, 2022, beginning at 10:00 a.m., Mountain Standard Time, at 415 N. 6th Avenue, Tucson, Arizona 85705.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 31, 2022, a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting. Please vote electronically over the Internet, by telephone, by Alexa, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

John Lai
Chairperson, President and Chief Executive Officer

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

Notice of Annual Meeting of Stockholders to be Held on May 25, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mister Car Wash, Inc., a Delaware corporation, will be held on Wednesday, May 25, 2022, at 10:00 a.m., Mountain Standard Time, at 415 N. 6th Avenue, Tucson, Arizona 85705.

The Annual Meeting is being held:

1.

to elect John Lai, Jonathan Seiffer and John Danhakl as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 31, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet, telephone, or Alexa voting as described on your proxy card.

By Order of the Board of Directors

John Lai
Chairperson, President and Chief Executive Officer

Tucson, Arizona

April 12, 2022

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 12, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:

This Proxy Statement and our Annual Report are available free of charge at www.investorelections.com/MCW

2022 Proxy Statement	i

Mister Car Wash, Inc.

222 E. 5th Street

Tucson, Arizona 85705

Proxy Statement

For the Annual Meeting of Stockholders

to be held on May 25, 2022

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Mister Car Wash, Inc. (the “Company,” “Mister,” “we,” “us,” or “our”), in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April 12, 2022.

General Information About the Annual Meeting and Voting

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, May 25, 2022 at 10:00 a.m., Mountain Standard Time at 415 N. 6th Avenue, Tucson, Arizona 85705. To obtain directions to attend the Annual Meeting in person, please contact our Investor Relations team at IR@mistercarwash.com.

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize

2022 Proxy Statement	1

Proxy Statement

via the Internet, telephone, or Alexa your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, the Internet, or Alexa or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet, telephone, or Alexa your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on March 31, 2022 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 301,607,178 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially

2	2022 Proxy Statement

Proxy Statement

owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are four ways to vote by proxy:

•	by Internet — You can vote over the Internet at www.proxypush.com/MCWby following the instructions on the Notice and Access Card or proxy card;
•	by Telephone — You can vote by telephone by calling 866-447-0865and following the instructions on the proxy card;
•	by “Alexa, Vote My Proxy” — You can vote by opening your Alexa app and following the instructions on the proxy card; or
•	by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 24, 2022.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our Annual Report on Form 10-K;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

2022 Proxy Statement	3

Proxy Statement

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)

As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Mediant Communications (“Mediant”) will tabulate the votes, and a representative of Mediant will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone. Alexa or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than May 24, 2022;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 24, 2022;
•	submitting a properly signed proxy card with a later date that is received no later than May 24, 2022; or
•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone, Alexa or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

4	2022 Proxy Statement

Proxy Statement

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

2022 Proxy Statement	5

Proposal No. 1 Election of Directors

Board Size and Structure

Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at ten, and we currently have ten directors serving on the Board.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office although less than a quorum, or by a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification, or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Directors - Current Term Ending at 2022 Annual Meeting	Class II Directors — Current Term Ending at 2023 Annual Meeting	Class III Directors — Current Term Ending at 2024 Annual Meeting
John Lai	J. Kristofer Galashan	Dorvin Lively
Jonathan Seiffer	Jeffrey Suer	Susan Docherty
John Danhakl	Ronald Kirk	Jodi Taylor
Veronica Rogers

Nominees for Director

Messrs. Lai, Seiffer and Danhakl have been nominated by the Board to stand for election. As the directors assigned to Class I, Messrs. Lai, Seiffer and Danhakl’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Lai, Seiffer and Danhakl will each serve for a term expiring at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation, retirement, disqualification, or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of April 12, 2022 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

6	2022 Proxy Statement

Proposal No. 1 Election of Directors

Board Composition and Expertise

We believe that each of our directors has the experience, skills, qualities and time to successfully perform his or her duties as a director and contribute to our Company’s success. In selecting these directors, the Board determined each to be of high integrity and good judgment, with a record of accomplishment in their chosen fields, and displaying the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and diverse perspectives. Our directors are diverse in age, gender, tenure, ethnic background and professional experience: 30% identify as female, 10% identify as African American and 10% identify as multiracial. Together they produce a cohesive body in terms of board process, collaboration, and mutual respect for differing perspectives. For more information on Mister’s director nomination process, see Nomination and Corporate Governance Committee — Director Nomination Process.

The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2025 Annual Meeting

Class I Directors	Age	Director Since	Current Position at Mister
John Lai	58	2013	Chief Executive Officer and Director
Jonathan Seiffer	50	2014	Director
John Danhakl	66	2014	Director

John Lai has served as our President and Chief Executive Officer and as a member of our board of directors since June 2013, and previously served as our Vice President of Market Development. Mr. Lai joined Mister Car Wash in 2002. Mr. Lai has served as a director at the Southern Arizona Leadership Council since December 2019. Mr. Lai received a B.S. from the University of Arizona. We believe that Mr. Lai is qualified to serve on our board of directors based on his understanding of our business and operations and perspective as our President and Chief Executive Officer.

Jonathan Seiffer has served as a member of our board of directors since August 2014. Mr. Seiffer is a Senior Partner at Leonard Green & Partners, a private equity investing firm, which he joined as an Associate in October 1994. Mr. Seiffer has also served on the board of directors of Signet Jewelers, LTD since 2019, AerSale Corporation since December 2020 and previously served on the Boards of Directors of Whole Foods Market, Inc. from 2008 to 2017 and BJ’s Wholesale Club from 2011 to 2020. Mr. Seiffer obtained a B.S. in finance and systems engineering from the University of Pennsylvania. We believe Mr. Seiffer is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

John Danhakl has served as a member of our board of directors since August 2014. Mr. Danhakl has served as the Managing Partner of Leonard Green & Partners, a private equity investing firm, since 1995. Mr. Danhakl has also served on the board of directors of IQVIA Holdings Inc. since February 2010 and Life Time Group Holdings, Inc. since June 2015. Mr. Danhakl received an M.B.A. from Harvard Business School, and a B.A. in economics from the University of California, Berkeley. We believe Mr. Danhakl is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies, and his experience as a financial analyst.

Class II Directors Whose Terms Expire at the 2023 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position at Mister
J. Kristofer Galashan	44	2014	Director
Jeffrey Suer	36	2014	Director
Ronald Kirk	67	2021	Director
Veronica Rogers	44	2021	Director

J. Kristofer Galashan has served as a member of our board of directors since August 2014. Mr. Galashan is a Partner of Leonard Green & Partners where he joined as an associate in 2002. Mr. Galashan also serves on the board of directors of

2022 Proxy Statement	7

Proposal No. 1 Election of Directors

the following companies: USHG Acquisition Corp. since February 2021, Life Time Group Holdings, Inc. since March 2015, Container Store Group, Inc. since August 2007 and previously served on the board of directors for BJ’s Wholesale Club Holdings, Inc. from 2011 to 2019. Mr. Galashan earned a B.A. in Honors Business Administration from the Richard Ivey School of Business at the University of Western Ontario. We believe Mr. Galashan is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

Jeffrey Suer has served as a member of our board of directors since August 2014. Mr. Suer is a Principal at Leonard Green & Partners, a private equity investing firm. Prior to joining Leonard Green & Partners in August 2013, Mr. Suer previously served as a private equity associate at Apollo Global Management LLC and a mergers and acquisitions analyst at Morgan Stanley. Mr. Suer received an M.B.A. from Harvard Business School, and a B.S. in Mathematics/Economics from the University of California, Los Angeles. We believe Mr. Suer is qualified to serve on our board of directors due to his extensive experience investing in and supporting high-growth, market-leading companies.

Ronald Kirk has served as a member of our board of directors since October 2021. Mr. Kirk has been Senior Of Counsel at the law firm of Gibson, Dunn & Crutcher LLP since March 2013 and co-chairs the International Trade Practice Group. From 2009 until 2013, Mr. Kirk served as the U.S. Trade Representative under President Obama, where he focused on the development and enforcement of U.S. intellectual property law. Prior to serving as U.S. Trade Representative, from 2005 to 2009, Mr. Kirk was a partner of the law firm of Vinson & Elkins LLP and, from 1994 to 2005, was a partner in the Corporate Securities Practice of Gardere Wynne & Sewell LLP. Mr. Kirk currently serves on the board of Texas Instruments Incorporated and the board of Macquarie Infrastructure Holdings, LLC. Mr. Kirk received a B.A. in Political Science and Sociology from Austin College and a J.D. from University of Texas at Austin School of Law. We believe Mr. Kirk is qualified to serve on our board of directors due to his broad leadership experience and experience as an independent director for other public companies.

Veronica Rogers has served as a member of our board of directors since October 2021. Ms. Rogers has served as Senior Vice President, Head of Global Sales and Business Operations of Sony Interactive Entertainment LLC since January 2020. From 2006 to 2020, she served in various managerial roles in sales, marketing and business development at Microsoft Corporation, most recently as Vice President, Device Partner, Sales from 2018 to 2020. Ms. Rogers received a B.A. in Economics and a Master of Arts degree in Economics from the University of Cambridge, as well as a Master of Science degree in European Political Economy and Political Science from the London School of Economics. We believe Ms. Rogers is qualified to serve on our board of directors due to her experience as an executive officer of public companies.

Class III Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position with Mister
Dorvin Lively	63	2021	Director
Susan Docherty	59	2021	Director
Jodi Taylor	59	2021	Director

Dorvin Lively has served as a member of our board of directors since June 2021. Mr. Lively has also served as the President of Planet Fitness, Inc. since May 2017, and previously served as their Chief Financial Officer from July 2013 until January 2019. Mr. Lively previously served as Executive Vice President, Chief Financial Officer, interim Chief Executive Officer and Chief Administrative Officer for RadioShack Corporation from August 2011 to July 2013, and prior to RadioShack, Mr. Lively served as Chief Financial Officer at Ace Hardware Corp. Mr. Lively has served as Director and Chair of the Audit Committee for European Wax Center, Inc. since March 2021. Mr. Lively received a B.A. from the University of Arkansas. We believe Mr. Lively is qualified to serve on our board of directors due to his experience as an executive officer at industry leading retail and service companies.

Susan Docherty has served as a member of our board of directors since June 2021. Ms. Docherty is the former Chief Executive Officer of Canyon Ranch and served in this position from May 2015 to August 2019. Ms. Docherty has also served as a member of the board of directors of The Brink’s Company since May 2014 where she has served on the compensation committee since January 2016, and the finance committee since May 2014. Ms. Docherty received a Master of Science in Management from the Stanford Graduate School of Business, and a B.A. in Economics and an Honors Business Administration degree from the University of Windsor. We believe Ms. Docherty is qualified to serve on our board of directors because of her extensive executive-level experience at consumer sales and marketing companies.

8	2022 Proxy Statement

Proposal No. 1 Election of Directors

Jodi Taylor has served as a member of our board of directors since June 2021. Ms. Taylor previously served as an executive officer of Container Store Group, Inc., a publicly traded specialty retailer of storage and organization products, until her retirement in March 2021. She was the Chief Financial Officer from December 2007 through August 2020, the Secretary from October 2013 through March 2021, and the Chief Administrative Officer from July 2016 through March 2021. Prior to joining Container Store Group, Inc., Ms. Taylor spent nine years as the Chief Financial Officer and Secretary of Harold’s Stores, Inc., a regional specialty retailer of high-end apparel. Since August 2020, Ms. Taylor has served on the board of directors of the J.M. Smucker Company, where she also serves on the audit committee and nominating committee. She has been a certified public accountant since 1984, starting with an accounting role at Deloitte & Touche L.L.P. We believe Ms. Taylor is qualified to serve on our board of directors due to her experience as an executive officer of a public company and her financial and accounting expertise.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of John Lai, Jonathan Seiffer and John Danhakl as a Class I director to hold office until the 2025 Annual Meeting and until his respective successor has been duly elected and qualified.

2022 Proxy Statement	9

Proposal No. 2 Ratification of Appointment of Independent Registered

Public Accounting Firm

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2018. Upon consideration of these and other factors, the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Although ratification is not required by our amended and restated bylaws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to the Company in each of the last two fiscal years.

	Year Ended December 31,
	2021	2020
Audit Fees	$921,637	$605,500
Audit-Related Fees	1,694,875	201,584
Tax Fees	591,481	733,515
All Other Fees	—	1,895
Total	$3,207,993	$1,542,494

Audit fees for the fiscal years ended December 31, 2021 and December 31, 2020 consisted of fees billed for professional services rendered for the audit and interim reviews of Mister’s financial statements.

Audit-related fees for the fiscal years ended December 31, 2021 and December 31, 2020 consisted of fees billed for work performed in connection with SEC filings related to registration statements and comfort letters issued to underwriters, and merger and acquisition due diligence services provided in connection with potential acquisitions.

Tax fees for the fiscal years ended December 31, 2021 and December 31, 2020 consisted of fees related to federal and state income tax and indirect tax return compliance and consulting matters.

All other fees for the fiscal years ended December 31, 2021 and December 31, 2020 consisted of licensing fees for accounting research software.

10	2022 Proxy Statement

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Pre-Approval Policies and Procedures

The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.

On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

The above-described services provided to us by Deloitte & Touche LLP prior to our initial public offering, effective June 24, 2021 (“IPO) were provided under engagements entered into prior to our adoption of our pre-approval policies and, following our IPO, in accordance with such policies.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and serves as the primary communication link between the Board as representative of our stockholders, our independent registered public accounting firm and our internal auditors. The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance — Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

2022 Proxy Statement	11

Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors

Jodi Taylor (Chair)

Dorvin Lively

Susan Docherty

12	2022 Proxy Statement

Executive Officers

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of April 12, 2022. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
John Lai	58	Chief Executive Officer, President and Director	2013
Jedidiah Gold	42	Chief Financial Officer	2019
Lisa Bossard Funk	63	General Counsel	2015
Mayra Chimienti	38	Chief Operating Officer	2022
Casey Lindsay	40	Vice President, Corporate Development	2017

See page 7 of this Proxy Statement for the biography of John Lai.

Jedidiah Gold has served as our Treasurer and Chief Financial Officer since July 2019. Mr. Gold previously served as Senior Director Finance, Assistant Treasurer at Yum Brands, Inc. from May 2016 to July 2019, and as Chief Financial Officer MENAPak at KFC Corporation from October 2014 to May 2016. Mr. Gold has served as a director for the Mister Cares Foundation since April 2020. Mr. Gold received an M.B.A. in Finance and Accounting from Indiana University and a B.S. in accounting from the University of Utah.

Lisa Bossard Funk has served as our Corporate Secretary and General Counsel since August 2015. Ms. Funk served as a director at Tohono Chul Park, Inc. from 2014 to 2018, the Pima County Bar Association from 2014 to 2016, and the Arizona Women Lawyers Association from 2007 to 2019. Ms. Funk received a J.D. from the University of Arizona College of Law, and a B.A. in Spanish, Political Science, and Economics from the University of Arizona.

Mayra Chimienti was promoted to Chief Operating Officer in March 2022 and previously served as our Vice President, Operations Services since July 2017. Ms. Chimienti joined our Company in 2007 and previously served as our Director of Training & Development from March 2013 to July 2017. Ms. Chimienti has served as a director for the Mister Cares Foundation since April 2020. Ms. Chimienti received a B.A. in Communications from the University of Texas, El Paso.

Casey Lindsay has served as our Vice President, Corporate Development since September 2017. Mr. Lindsay previously served as our Director, Acquisitions from September 2013 to September 2017, and as the Corporate Development Manager for Sonova Holding AG from February 2010 to August 2013. Mr. Lindsay received a B.A. in Finance from Drake University.

2022 Proxy Statement	13

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Governance” section of the “Investor Relations” page of our website located at ir.mistercarwash.com, or by writing to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications
•	Executive sessions of independent directors
•	Selection of new directors
•	Director orientation and continuing education
•	Limits on board service
•	Change of principal occupation
•	Term limits
•	Director responsibilities
•	Director compensation
•	Conflicts of interest
•	Board access to senior management
•	Board access to independent advisors
•	Board self-evaluations
•	Board meetings
•	Meeting attendance by directors and non-directors
•	Meeting materials
•	Board committees, responsibilities and independence
•	Succession planning

Board Leadership Structure

Our Board of Directors currently combines the roles of Chairperson of the Board and Chief Executive Officer. These positions are held by John Lai, as our Chairperson and Chief Executive Officer. The Board of Directors has determined that combining these positions currently serves the best interests of the Company and its stockholders. Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairperson because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the consideration and execution of strategy. The Board of Directors believes that the combined position of Chairperson and Chief Executive Officer promotes the development of policy and plans, and facilitates information flow between management and the board of directors, which is essential to effective governance.

We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Controlled Company Exemption

As Leonard Green & Partners, L.P. (“LGP”) controls more than 50% of the voting power for the election of our directors, we qualify as a “controlled company” within the meaning of the applicable New York Stock Exchange (“NYSE”) rules and regulations (“NYSE rules”). As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements:

•	that a majority of our board of directors consist of independent directors;
•

that our board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

Although we currently comply with the NYSE rules applicable to companies that do not qualify as a “controlled company” we may at any time and from time to time avail of some or all of the exemptions listed above for so long as we remain a “controlled company.”

14	2022 Proxy Statement

Corporate Governance

Director Independence

Under our Corporate Governance Guidelines and the applicable “NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mmes. Docherty, Rogers and Taylor and Messrs. Danhakl, Galashan, Kirk, Lively, Seiffer and Suer, representing nine of our ten directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the NYSE rules. In making these determinations, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Danhakl
Susan Docherty	✓	CHAIR
J. Kristofer Galashan			✓
Ronald Kirk			✓
Dorvin Lively	✓
Veronica Rogers		✓
Jonathan Seiffer		✓	CHAIR
Jeffrey Suer
Jodi Taylor	CHAIR

Audit Committee

Our Audit Committee is responsible for, among other things:

•	overseeing our accounting and financial reporting process;
•

appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;
•

pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);

2022 Proxy Statement	15

Corporate Governance

•	reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;
•	discussing our risk management policies and overseeing management of such risks;
•	reviewing and approving or ratifying any related person transactions;
•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	discussing with management procedures with respect to risk assessment and risk management; and
•	preparing the Audit Committee report required by SEC rules.

Our Audit Committee currently consists of Dorvin Lively, Susan Docherty and Jodi Taylor, with Ms. Taylor serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules and regulations. Our Board of Directors has affirmatively determined that each member of our Audit Committee qualifies as “independent” under the NYSE rules applicable to Audit Committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable to Audit Committee members. In addition, our Board of Directors has determined that each of Ms. Taylor and Mr. Lively qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;
•	reviewing and making recommendations to our Board of Directors regarding director compensation;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•	preparing the annual Compensation Committee report required by SEC rules, to the extent required.

Our Compensation Committee currently consists of Susan Docherty, Veronica Rogers and Jonathan Seiffer, with Ms. Docherty serving as chair. Our Board of Directors has determined that each member of our Compensation Committee qualifies as “independent” under the NYSE rules applicable to Compensation Committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Compensation Committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation Committee.

Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Exequity LLP (“Exequity”) as its independent outside compensation consultant.

As requested by the Compensation Committee, in 2021, Exequity’s services to the Compensation Committee included: assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, equity-based awards, severance agreements and employee stock purchase programs based on our peer group.

16	2022 Proxy Statement

Corporate Governance

All executive compensation services provided by Exequity during 2021 were conducted under the direction or authority of the Compensation Committee, and all work performed by Exequity was approved by the Compensation Committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Exequity raised any conflict of interest for services performed during 2021 and determined that it did not.

Additionally, during 2021, Exequity did not provide any services to us other than regarding executive, employee and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•	developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time; and
•	overseeing the annual evaluations of our Board, its committees and management.

Our Nominating and Corporate Governance Committee currently consists of J. Kristofer Galashan, Ronald Kirk and Jonathan Seiffer, with Mr. Seiffer serving as chair. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as “independent” under NYSE rules applicable to Nominating and Corporate Governance Committee members.

Board and Board Committee Meetings and Attendance

During fiscal 2021, our Board of Directors met five times, the Audit Committee met four times, the Compensation Committee met two times and the Nominating and Corporate Governance Committee met two times. In 2021, each of our incumbent directors then-serving attended at least 75% of the meetings of the Board and committees on which he or she served as a member.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, on a regularly scheduled basis, but no less than once a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors is presided over by the Chair of the Board if the Chair qualifies as independent or, alternatively, by the lead director, if any, if the Chair does not qualify as independent, or a director designated by the independent directors.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines require the attendance of our Board members at our annual meetings of stockholders. Given the timing of our IPO, we did not hold an annual meeting in 2021.

Director Nominations Process

The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee considers candidates of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all stockholders and provide practical insights and

2022 Proxy Statement	17

Corporate Governance

diverse perspectives. The following table demonstrates the desired relevant skills and experiences of candidates the Nominating Committee considers to positively impact our strategic growth initiatives:

Strategic Growth Initiative	Desired Relevant Skills/Experience

Increase convenience and awareness by expanding our footprint	Growth Leadership — Management and financial stewardship of a growing public company

Enhance the member experience through digital innovation	Technology or Digital — Demonstrable understanding of technology, digital platforms, or data security and analytics

Attract and retain diverse talent at every level	Talent Development — Building employee knowledge and skills to maximize their potential development

Develop next generation wash products and services	Marketing / Brand Management — Development and management of well-known brands or products and services similar to ours

Make a sustainable impact in the communities in which we operate	People / Community Conscious — Social mission implementation and good stewardship of environmental and human resources.

We consider diversity, such as gender, race, ethnicity and membership of underrepresented communities, a meaningful factor in identifying director nominees and view such diversity characteristics as meaningful factors to consider, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider potential conflicts of interest with the candidate’s other personal and profession pursuits, the director’s tenure, performance, past attendance at meetings, and participation in and contributions to the activities of the Board in the context of the Board evaluation process and other perceived needs of the Board.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. Mr. Seiffer and Mr. Danhakl were initially recommended to serve as members of our Board by LGP, our controlling stockholder. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. In their consideration, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above.

We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705. All recommendations for director nominations received by the Corporate Secretary that satisfy our Bylaws’ requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

18	2022 Proxy Statement

Corporate Governance

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function primarily by its Audit Committee, as well as its Compensation Committee and Nominating and Corporate Governance Committee. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.

The Audit Committee is responsible for reviewing and discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and shall oversee management of financial risks and other material risks applicable to the Company. Through its regular meetings with management and our independent auditors, the Audit Committee reviews and discusses our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting. The Compensation Committee assists the Board by overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee assists the Board by managing risks associated with the independence of the Board. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and other corporate governance information are available under the Governance section of the Investor Relations page of our website located at ir.mistercarwash.com, or by writing to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at ir.mistercarwash.com. In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705. The Corporate Secretary will forward the communication to the appropriate director or directors as appropriate.

2022 Proxy Statement	19

Executive and Director Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2021, our “named executive officers”, or “NEOs”, and their positions were as follows:

•	John Lai, Chairperson, President and Chief Executive Officer;
•	Jedidiah Gold, Chief Financial Officer; and
•	Lisa Bossard Funk, General Counsel.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
John Lai Chief Executive Officer and Director	2021 2020	821,538 473,077	— 231,186	6,000,000 —	6,800,000 —	876,247 471,262	248,926 141,076	14,746,711 1,316,601
Jedidiah Gold Chief Financial Officer	2021 2020	357,692 274,615	— 51,224	1,125,000 —	1,275,000 —	188,223 70,690	14,320 4,048	2,960,235 400,577
Lisa Bossard Funk General Counsel	2021	326,623	—	375,000	425,000	125,691	13,290	1,265,604

(1)	Amounts reflect the actual base salary paid to each named executive officer in respect of 2021, taking into account salary increases implemented in connection with the IPO.
(2)

Amounts reflect the full grant-date fair value of stock awards and option awards granted during fiscal 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our directors in Note 14 Stock-based compensation to our consolidated financial statements included elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

(3)

Amounts reflect (i) a car allowance for Mr. Lai in the amount of $9,000, (ii) cell phone allowances for Messrs. Lai and Gold and Ms. Funk in the amounts of $3,000, $1,200 and $2,400, respectively, (iii) 401(k) matching contributions of $4,350, $3,703 and $3,947 made by us on behalf of Messrs. Lai and Gold and Ms. Funk’s accounts, respectively, (iv) supplemental executive disability insurance premiums of $8,400, $5,142 and $6,943 paid by us on behalf of Messrs. Lai and Gold, and Ms. Funk, respectively, and (v) deferred compensation matching contributions of $601 and $4,275 made by us on behalf of Messrs. Lai and Gold’s accounts, respectively. For Mr. Lai, the amount also reflects the value of personal usage of Company aircraft in the amount of $189,383 and a tax gross-up in the amount of $34,192 associated with his personal usage of Company aircraft.

Elements of the Company’s Executive Compensation Program

For the year ended December 31, 2021, the compensation for our named executive officers generally consisted of a base salary and cash bonuses. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.

20	2022 Proxy Statement

Executive and Director Compensation

Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.

Base Salaries

Our named executive officers receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Effective June 1, 2021, the base salaries for Mr. Lai and Ms. Funk were increased to $1,000,000 and $350,860, respectively.

Effective January 1, 2022, Mr. Gold’s base salary was increased to $475,000.

The actual salaries paid to each named executive officer for 2021 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”

Bonus Compensation

2021 Bonus Programs

In 2021, we maintained the HQ Bonus Program, or the 2021 Bonus Program, which was a performance-based quarterly incentive plan that provided cash bonuses to certain salaried employees (including our named executive officers). Pursuant to the 2021 Bonus Program, bonus payouts are paid quarterly subject to the achievement of specific performance goals by each participant as well as the overall performance of the Company against our year-to-date budget, with 25% of each quarter’s total bonus held back and paid after year-end performance has been determined. Each named executive officer’s award under the 2021 Bonus Program is determined as a function of the participant’s target bonus amount, 50% of which is based on individual performance and the other 50% which is based on Company performance. Subject to the 25% holdback described above, named executive officers are eligible to be awarded between 0% and 100% of the quarterly target bonus amount for individual performance as evaluated by our chief executive officer (other than with respect to his own compensation) and the Company, and between 85% and 110% of the quarterly target bonus amount for Company performance, which is based on the Company’s Adjusted EBITDAR budget attainment. The amount of each named executive officer’s quarterly bonus based on Company performance is determined based on the prorated portion of the Company’s year-to-date Adjusted EBITDAR budget attainment at the end of such quarter, with final bonus payouts earned based on actual performance for the year. The Company’s calculation of Adjusted EBITDAR for purposes of determining bonus compensation is equivalent to its presentation of Adjusted EBITDA as described in “Key Performance Indicators and Non-GAAP Measures” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC, except further adjusted for the Company’s cash rent expense.

With respect to 2021, we determined that the actual achievement of the Company’s year-to-date Adjusted EBITDAR budget attainment was 110% and individual performance was achieved at 100% by each NEO, resulting in payouts for each NEO as follows: $876,247 for Mr. Lai, $188,223 for Mr. Gold, and $125,691 for Ms. Funk. The actual cash bonuses awarded to each named executive officer under the 2021 Bonus Program for 2021 are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Effective June 1, 2021, the target bonus opportunities for each of Mr. Lai and Ms. Funk under our applicable cash incentive plan were increased to 100% and 40%, respectively, of such named executive officer’s base salary. Mr. Gold’s target bonus opportunity remained at 50% of his base salary for 2021.

Equity Compensation

Each of our named executive officers holds outstanding option and restricted stock unit awards.

2014 Plan and Outstanding Awards

We maintain the 2014 Stock Option Plan of Hotshine Holdings, Inc., or the 2014 Plan, which provided for the issuance of stock option awards to our eligible employees (including our named executive officers), consultants and directors.

2022 Proxy Statement	21

Executive and Director Compensation

As described in further detail below in the Outstanding Equity Awards at Fiscal Year End Table and related footnotes, prior to 2020, we granted stock options under the 2014 Plan to each of our named executive officers, 60% of which vest based on the passage of time and 40% of which vest based on performance. All of the performance-based vesting options vested in connection with our IPO.

Mr. Lai was granted an option to purchase 11,145,024 shares of our common stock on September 3, 2014, all of which are vested, originally at an exercise price of $1.05 per share (currently at an exercise price of $0.66 per share for the time-based vesting portion of the option and $0.46 per share for the performance-based vesting portion of the option). Mr. Gold was granted an option to purchase 1,478,688 shares of our common stock on September 9, 2019 at an exercise price of $2.12 per share. Ms. Funk was granted an option to purchase 371,520 shares of our common stock on each of July 15, 2015 and November 23, 2016, respectively, originally at an exercise price of $1.05 and $1.25, respectively, per share (in each case, currently at an exercise price of $0.66 per share for the time-based vesting portion of the option and $0.46 per share for the performance-based vesting portion of the option). In each of December 2016 and May 2019, we paid out dividends to equityholders (including optionholders) which, among other things, resulted in the bifurcation and reduction of the exercise prices with respect to such optionholders’ outstanding time-based vesting and performance-based vesting options.

The time-based vesting portion of each option vests in five equal annual installments on each anniversary of the grant date (for Mr. Lai, September 3, 2014; for Mr. Gold, September 9, 2019; and for Ms. Funk, July 15, 2015 and November 23, 2016, respectively), subject to the named executive officer’s continued employment with us through each applicable vesting date. Mr. Lai’s 2014 time-based vesting options vested in full on September 3, 2019, and Ms. Funk’s 2015 and 2016 time-based vesting options vested in full on July 15, 2020 and November 23, 2021, respectively. The unvested portion of the time-based vesting options will accelerate in full upon a qualifying change in control of the Company, subject to the named executive officer’s continued employment with us through the consummation of such change in control.

The performance-based vesting portion of each option were scheduled to vest upon a performance measurement date (including a change in control or initial public offering) based on the return on LGP and its affiliates’ investment in the Company, subject to the named executive officer’s continued employment on such performance measurement date. Such performance-based options vested in full in connection with our IPO.

2021 Plan

We currently maintain the 2021 Incentive Award Plan, referred to herein as the 2021 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain the services of these individuals, which is essential to our long-term success. For additional information about the 2021 Plan, see “— Equity Plans — 2021 Incentive Award Plan” below.

IPO Awards

In connection with our IPO, we granted stock options and restricted stock unit awards to certain of our employees, including our named executive officers, under the 2021 Plan.

Under the 2021 Plan, Messrs. Lai and Gold and Ms. Funk were granted an option to purchase 1,000,000, 187,500, and 62,500 shares of our common stock, respectively, with an exercise price equal to $15.00 per share and a restricted stock unit award covering 400,000, 75,000 and 25,000 shares of our common stock, respectively. Each such grant vests in five ratable installments on each of the first five anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting dates.

Other Elements of Compensation

Retirement and Deferred Compensation Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k)-plan. Currently, we provide matching contributions in the 401(k)-plan equal to 50% of a participant’s salary deferrals up to 3% of his or her compensation, subject to limits provided in the Code. These matching contributions are fully vested after one year of service to the Company. We believe

22	2022 Proxy Statement

Executive and Director Compensation

that providing a vehicle for tax-deferred retirement savings though our 401(k)-plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

We also maintain a nonqualified deferred compensation plan in which certain of our eligible employees, including certain of our named executive officers, participate. Under this plan, participants may defer the payment of eligible salary and incentive compensation until certain specified payment dates. For 2021, we made matching contributions of $601 and $4,275 on behalf of Messrs. Lai and Gold’s accounts, respectively.

Employee Benefits and Perquisites

Health and Welfare Plans

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;
•	short-term and long-term disability insurance; and
•	life and accidental death & dismemberment insurance.

In addition, certain of our key employees (including our named executive officers) are eligible to participate in supplemental executive disability insurance. The amount of executive disability insurance premiums paid by us on behalf of each named executive officer are set forth above in the Summary Compensation Table in the column entitled “All Other Compensation.”

Other Benefits and Perquisites

We maintain a Company aircraft that is used primarily for business air travel by our executive officers. From time to time, Mr. Lai uses the Company aircraft for personal air travel pursuant to guidelines approved by our board of directors. On certain occasions, Mr. Lai’s family members and guests may accompany him on a flight. For 2021, the value of the aggregate incremental costs associated with Mr. Lai’s personal usage of Company aircraft was $189,383. We determine the incremental costs of the personal use of Company aircraft based on the variable operating costs to us, which includes (i) aircraft fuel expenses per hour of flight; (ii) certain variable repair and maintenance expenses; (iii) remote hangar, landing, ramp, and airport fees; (iv) customs, foreign permit and similar fees; (v) crew travel expenses; (vi) supplies and catering; and (vii) passenger ground transportation. Flights where there are no passengers on Company aircraft (so-called “deadhead” flights) are allocated to Mr. Lai when in connection with personal use. Because Company aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as aircraft permanent hangar rent, insurance, depreciation and pilot salaries.

In addition, we provide Mr. Lai with a car allowance and Messrs. Lai and Gold and Ms. Funk with cell phone allowances. The actual car and cell phone allowance amounts paid to our named executive officers for 2021 are set forth above in the Summary Compensation Table in the column entitled “All Other Compensation.”

We believe the benefits and perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Tax Gross-Ups

Mr. Lai received a tax gross-up of $34,192 in 2021 associated with the income associated with his Company aircraft usage. In general, no other named executive officers receive tax gross-ups from the Company.

Stock Ownership Guidelines

In connection with our IPO, we adopted executive officer and director stock ownership guidelines that are applicable to our executive officers, including our named executive officers, and non-employee directors other than those directors affiliated with LGP or an affiliate thereof. Our executive officers and applicable non-employee directors are expected to satisfy the

2022 Proxy Statement	23

Executive and Director Compensation

applicable guidelines set forth below within five years of the later of (i) the effective date of our IPO on June 24, 2021, and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of common stock for so long as they are an executive officer or non-employee director, as applicable, thereafter.

Executive	Salary Multiple Threshold ($)
Chief Executive Officer	5x annual base salary
Other Executive Officers	3x annual base salary
Directors	5x annual cash retainer

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding stock option awards for each named executive officer as of December 31, 2021.

			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
John Lai	09/03/2014	(1)	3,819,525	—	—	0.66	09/02/2024	—	—
	09/03/2014	(2)	4,458,048	—	—	0.46	09/02/2024	—	—
	06/25/2021	(4)	—	1,000,000	—	15.00	06/25/2031	—	—
	06/25/2021	(4)	—	—	—	—		400,000	7,284,000
Jedidiah Gold	09/09/2019	(3)	354,936	532,296	—	2.12	09/08/2029	—	—
	09/09/2019	(2)	591,456	—	—	2.12	09/08/2029	—	—
	06/25/2021	(4)	—	187,500	—	15.00	06/25/2031	—	—
	06/25/2021	(4)	—	—	—	—		75,000	1,365,750
Lisa Bossard Funk	07/15/2015	(1)	171,918	—	—	0.66	07/14/2025	—	—
	07/15/2015	(2)	128,122	—	—	0.46	07/14/2025	—	—
	11/23/2016	(1)	222,912	—	—	0.66	11/22/2026	—	—
	11/23/2016	(2)	148,608	—	—	0.46	11/22/2026	—	—
	06/25/2021	(4)	—	62,500	—	15.00	06/25/2031	—	—
	06/25/2021	(4)	—	—	—	—		25,000	455,250

(1)	Such time-based options are fully vested.
(2)	Such performance-based options vested in full in connection with the IPO.
(3)

Each such time-based vesting option vests in five annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date. Any unvested portion of the option will accelerate in full upon a qualifying change in control of the Company, subject to the named executive officer’s continued employment through the consummation of such change in control.

(4)

Each such award vests in five annual equal installments on each anniversary of the grant date, subject to the named executive officer’s continued employment through each applicable vesting date. In the event the named executive officer is terminated without cause or for good reason during the twenty-four-month period following a change in control or by reason of death or disability, any unvested portion of the award will accelerate in full. In the event of a qualifying retirement where such executive is (i) age sixty or older and (ii) has been continuously employed with the Company for at least five years, and terminates employment following the six month period after the date such executive provides notice of resignation, the portion of the award that would have vested within the twelve month period following the date such executive provided notice of resignation will accelerate and vest upon the date of the qualifying retirement.

(5)	The market value of unvested restricted stock units is based on the closing price of our common stock on NYSE of $18.21 per share on December 31, 2021.

24	2022 Proxy Statement

Executive and Director Compensation

Executive Compensation Arrangements

Below is a written description of our employment arrangement with our Chief Executive Officer, Mr. Lai. We have not entered into employment agreements with our other named executive officers, Mr. Gold and Ms. Funk. Each of our other named executive officers’ employment is “at will” and may be terminated at any time without notice or the payment of severance, except at described below in “Executive Severance Plan”.

Previous Employment Agreement with John Lai

On March 4, 2014, we entered into an employment agreement with Mr. Lai providing for his employment as our Chief Executive Officer, as was subsequently amended October 10, 2014 (the “Previous CEO Agreement”). Such agreement was replaced by the New CEO Agreement (as defined below) in connection with the IPO.

Pursuant to the Previous CEO Agreement, Mr. Lai was entitled to an initial annual base salary of $350,000 (increased to $600,000 effective October 2018). The Previous CEO Agreement also provided that Mr. Lai was eligible to receive a performance-based cash bonus of 75% of his base salary (set at $600,000 effective October 2018), paid quarterly, based on the achievement of performance objectives established by the Company in its discretion.

Existing Employment Agreement with John Lai

In June 2021, we entered into a new employment agreement with Mr. Lai (the “New CEO Agreement”).

Pursuant to the New CEO Agreement, Mr. Lai is entitled to an annual base salary of $1,000,000 and an annual performance-based bonus based on the achievement of performance targets set by our board of directors or its delegate with a target bonus opportunity of 100% of his annual base salary. Under the New CEO Agreement, Mr. Lai is also entitled to personal use of the Company’s aircraft pursuant to the terms and guidelines set forth in the Company’s aircraft usage policy then in effect.

Mr. Lai will be entitled to severance benefits in the event of certain qualifying terminations of employment pursuant to the Severance Plan, as described below.

The New CEO Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Lai.

The New CEO Agreement contains perpetual confidentiality and non-disparagement covenants as well as 18-month post-termination non-competition and non-solicitation covenants.

Executive Severance Plan

In connection with our IPO, we adopted the Executive Severance Plan, or the Severance Plan, pursuant to which our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment. Each capitalized term not defined herein shall have the meaning ascribed to it in the Severance Plan.

In the event a covered employee is terminated by the Company Group without Cause, or a covered employee terminates his or her employment for Good Reason, in each case, at any time other than during the period beginning 6 months before and ending on the 24-month anniversary of a Change in Control (the “Protection Period”), then such participant will be entitled to receive:

•

For the duration of such participant’s severance period (for Mr. Lai, up to 18 months; and for Mr. Gold and Ms. Funk, up to 12 months) (the “Severance Period”), an amount equal to the product of (i) such participant’s base salary rate in effect immediately prior to his or her termination (the “Base Salary Rate”), divided by 12 and (ii) the number of year(s) of such participant’s credited service with the Company Group (the “Severance Payment”); provided that, such participant’s Severance Payment shall not exceed (a) 1.5x the participant’s Base Salary Rate, in the case of the Company’s Chief Executive Officer, or (b) 1x the participant’s Base Salary Rate, in the case of any other covered employee;

2022 Proxy Statement	25

Executive and Director Compensation

•

A lump-sum cash payment equal to the cash bonus with respect to the fiscal year in which such participant’s termination of employment occurs, based on actual achievement of any applicable Company performance goals or objectives and any applicable individual performance goals or objectives, prorated for the number of days the participant was employed during that fiscal year (the “Prorated Bonus”);

•

Payment or reimbursement of such participant’s and his or her covered eligible dependents’ health insurance coverage under COBRA for up to the number of year(s) or partial years equal to such participant’s Severance Period; and

•	Accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

In the event a covered employee is terminated by the Company Group without Cause, or a covered employee terminates his or her employment for Good Reason, in each case, during the Protection Period, then such participant will be entitled to receive:

•

A lump-sum cash payment equal to the product of (i) such participant’s change in control severance multiplier (for Mr. Lai, 2.0; and for Mr. Gold and Ms. Funk, 1.5) (the “CIC Severance Multiplier”) and (ii) the sum of such participant’s Base Salary Rate and target annual bonus for the fiscal year in which such termination of employment occurs;

•	A lump-sum cash payment equal to the Prorated Bonus;
•

Payment or reimbursement of such participant’s and his or her covered eligible dependents’ health insurance coverage under COBRA for up to the number of years equal to such participant’s CIC Severance Multiplier; and

•	Accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

Receipt of severance benefits under the Severance Plan is subject to: (a) the covered employee’s compliance with certain restrictive covenants, including (i) 18-month post-termination non-competition and non-solicitation of customers and employees covenants, (ii) a perpetual confidentiality covenant and (iii) a perpetual non-disparagement covenant in favor of the Company; and (b) the covered employee’s execution of a general release of claims.

In addition, in the event of death or Disability, a covered employee will be entitled to receive accelerated vesting of such participant’s outstanding equity to the extent provided in any written agreement between such participant and the Company.

Director Compensation

The following table contains information concerning the compensation of our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Susan Docherty	56,057	100,005	156,062
Ronald Kirk(3)	18,750	73,976	92,726
Dorvin Lively	49,903	100,005	149,908
Veronica Rogers(3)	18,750	73,976	92,726
Jodi Taylor	54,230	100,005	154,235

(1)

Amounts reflect the full grant-date fair value of stock awards granted during fiscal 2021 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to our directors in Note 14 Stock-based compensation to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

(2)

Solely for purposes of the restricted stock unit award granted to directors at the time of our initial public offering, the number of shares was rounded up to the nearest whole share. For purposes of all other equity awards granted to directors under the policy, the number of shares is rounded down to the nearest whole share.

(3)	Mr. Kirk and Ms. Rogers commenced service on our board of directors effective October 1, 2021.

26	2022 Proxy Statement

Executive and Director Compensation

The table below shows the aggregate numbers of unvested stock awards held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.

Name	Unvested Restricted Stock Units Outstanding at Fiscal Year End
Susan Docherty	6,667
Ronald Kirk	3,865
Dorvin Lively	6,667
Veronica Rogers	3,865
Jodi Taylor	6,667

Non-Employee Director Compensation Policy

In connection with our IPO, we adopted a non-employee director compensation policy that is applicable to each of our non-employee directors (other than those who are affiliated with LGP). Pursuant to this non-employee director compensation policy, each such non-employee director will receive a mixture of cash and equity compensation.

Pursuant to this policy, each eligible non-employee director will receive an annual cash retainer of $75,000 that will be paid quarterly in arrears. The chairperson of the Audit Committee will receive an additional annual cash retainer of $25,000, the chairperson of the Compensation Committee will receive an additional annual cash retainer of $25,000, and the chairperson of the Nominating and Corporate Governance Committee will receive an additional annual cash retainer of $25,000.

Also, pursuant to this policy, we intend to grant all eligible non-employee directors an initial equity award of restricted stock units that has a grant date value of $100,000 upon election to our Board of Directors, and thereafter an annual equity award of restricted stock units that has a grant date value of $100,000, in each case, which will vest in full on the earlier of (i) the next occurring annual meeting of our stockholders or (ii) the first anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date. Each non-employee director serving at the time of the IPO received a one-time restricted stock unit award with a grant date value of $100,000 in connection with the IPO, which will vest on the first anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date.

Equity Plans

Rollover Plan and 2014 Plan

We currently maintain our 2014 Rollover Option Plan, which covers certain rollover options to purchase shares of our common stock that was adopted in connection with the prior acquisition of Mister Car Wash Holdings, Inc., and 2014 Plan, as described above. No further stock options will be granted under the 2014 Rollover Option Plan or the 2014 Plan.

2021 Incentive Award Plan

We currently maintain the 2021 Plan, under which we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. Our employees, consultants and directors, and the employees and consultants of our parents and subsidiaries are eligible to receive awards under the 2021 Plan. The 2021 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, restricted stock units, or RSUs, other stock-based awards, stock appreciation rights, or SARs, and cash awards.

2021 Employee Stock Purchase Plan

We currently maintain the 2021 Employee Stock Purchase Plan, or the ESPP. The Compensation Committee is the administrator of the ESPP.

2022 Proxy Statement	27

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted average per share exercise price of outstanding options, warrants and rights(1) ($) (b)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2)	33,090,891	(3)	1.96	37,450,024	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	33,090,891		1.96	37,450,024

(1)

The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting and settlement of outstanding RSUs, which have no exercise price.

(2)	Includes awards or rights granted and available to be granted under the Rollover Plan, 2014 Plan, the 2021 Plan and ESPP.
(3)

Includes shares subject to outstanding awards granted, of which 31,213,551 shares are subject to outstanding options, 1,683,077 shares are subject to outstanding RSUs, and 194,263 shares are subject to outstanding stock purchase rights.

(4)

Includes as of December 31, 2021, 26,291,083 shares available for future issuance under our 2021 Plan and 4,557,391 shares available for future issuance under our ESPP of which 194,263 shares are expected to be issued with respect to the purchase period in effect from November 16, 2021 through May 15, 2022. The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2022 and ending in 2031, in an amount equal to the lesser of (i) 0.5% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our board of directors. There are no shares available for future issuance under the Rollover Plan or the 2014 Plan.

28	2022 Proxy Statement

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2022 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our voting securities;
•	each of directors and each of our named executive officers; and
•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 301,607,178 shares of our common stock outstanding as of March 31, 2022. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Holders of More than 5%:
Green Equity Investors VI, L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC and LGP Associates VI-B LLC(1)	219,213,079	67.1%
Named Executive Officers and Directors:
John Lai(2)	11,709,918	3.6%
Jedidiah Gold(3)	948,058	*
Lisa Bossard Funk(4)	656,509	*
John Danhakl(1)	—	*
Jonathan Seiffer(1)	—	*
J. Kristofer Galashan(1)	—	*
Jeffrey Suer	—	*
Jodi Taylor	—	*
Susan Docherty	—	*
Dorvin Lively	—	*
Ronald Kirk	—	*
Veronica Rogers	—	*
All executive officers and directors as a group (14 persons)(5)	234,746,556	71.9%

*	Represents less than 1%.
(1)

Based solely on the Schedule 13G filed on February 14, 2022, Green Equity Investors VI, L.P., a Delaware limited partnership (“GEI VI”) is the direct owner of 134,812,845 shares of Common Stock of the Issuer (the “GEI VI Shares”). Green Equity Investors Side VI, L.P., a Delaware limited partnership (“GEI Side VI”), is the direct owner of 80,348,253 shares of Common Stock of the Issuer (the “GEI Side VI Shares”), LGP Associates VI-A LLC, a Delaware

2022 Proxy Statement	29

Stock Ownership

limited liability company (“Associates VI-A”), is the direct owner of 315,683 shares of Common Stock of the Issuer (the “Associates VI-A Shares”), and LGP Associates VI-B LLC, a Delaware limited liability company (“Associates VI-B” and together with GEI VI, GEI Side VI, and Associates VI-A, the “LGP Funds”) is the direct owner of 3,736,298 shares of Common Stock of the Issuer (the “Associates VI-B Shares” and, collectively with the GEI VI Shares, the GEI Side VI Shares, and the Associates VI-A Shares, the “Shares”).GEI Capital VI, LLC, a Delaware limited liability company (“Capital”) is the general partner of GEI VI and GEI Side VI. Green VI Holdings, LLC, a Delaware limited liability company (“Holdings”), is a limited partner of GEI VI and GEI Side VI. Leonard Green & Partners, L.P., a Delaware limited partnership (“LGP”) is the management company of GEI VI and GEI Side VI. LGP Management, Inc., a Delaware corporation (“LGPM”) is the general partner of LGP. Peridot Coinvest Manager LLC, a Delaware limited liability company (“Peridot”) is the manager of each of Associates VI-A and Associates VI-B. Capital, as the general partner of GEI VI and GEI Side VI, Holdings, as a limited partner of GEI VI and GEI Side VI, LGP, as the manager of GEI VI and GEI Side VI, LGPM, as the general partner of LGP, and Peridot as the manager of Associates VI-A and Associates VI-B, directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to share voting and investment power with respect to the Shares. As such, Capital, LGP, LGPM, Holdings, and Peridot may be deemed to be the indirect beneficial owners of the Shares. Each of the foregoing holder’s address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. For a description of certain relationships between us and LGP, see “Certain Transactions with Related Persons.”
(2)	Represents (i) 3,432,345 shares of our common stock and (ii) 8,227,573 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(3)

Represents (i) 1,666 shares of our common stock and (ii) 946,392 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022. Excludes shares of our common stock that may be acquired under our ESPP within 60 days of March 31, 2022, as the number of such shares to be purchased is not currently calculable.

(4)

Represents (i) 1,666 shares of our common stock and (ii) 654,843 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022. Excludes shares of our common stock that may be acquired under our ESPP within 60 days of March 31, 2022, as the number of such shares to be purchased is not currently calculable.

(5)

Represents (i) 222,906,383 shares of our common stock and (ii) 11,840,173 shares of our common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022. Excludes shares of our common stock that may be acquired under our ESPP within 60 days of March 31, 2022, as the number of such shares to be purchased is not currently calculable.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2021 and the period from January 1, 2022 to April 12, 2022 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2021 and the period from January 1, 2022 to April 12, 2022 other than one Form 4 reporting one late transaction for each of Veronica Rogers, Ronald Kirk and Casey Lindsay.

30	2022 Proxy Statement

Certain Transactions with Related Persons

Policies and Procedures on Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under such policy, a related person transaction (as defined in the policy), and any material amendment or modification to a related person transaction, will be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors.

In connection with the review and approval or ratification of a related person transaction:

•

management will disclose to the committee or disinterested directors, as applicable, information such as the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction and other the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•

management will advise the committee or disinterested directors, as applicable, as to other relevant considerations such as whether the related person transaction conflicts with the terms of our agreements governing our material outstanding indebtedness that limit or restricts our ability to enter into a related person transaction; and

•	related person transactions will be disclosed in our applicable filings under the Securities Act of 1933, as amended or the Exchange Act, and related rules, and, to the extent required.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” or “non-employee” director, as applicable, under the rules and regulations of the SEC. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

IPO Reserved Share Program

In connection with our IPO, the underwriters reserved for sale to some of our directors, officers, employees, business associates and related persons, shares of our common stock at the IPO price of $15.00 per share. None of our executive officers, directors, beneficial owners of more than 5% of our common stock and their respective related parties as defined under SEC rules participated in the program.

Stockholders Agreement

In August 2014, we entered into a stockholders agreement with LGP, certain of our executive officers and certain other stockholders. The stockholders agreement contained, among other things, certain restrictions on the ability of LGP and our other stockholders to freely transfer shares of our stock, a right of first refusal to us and LGP for other stockholders’ shares, a repurchase right for us for certain shares held by management stockholders and drag-along and tag-along rights in connection with certain transfers of shares by LGP. It also provided that each party to the stockholders agreement agrees to vote all of their shares to elect the initial individuals designated to serve on our board, and for registration rights.

In connection with the IPO, we amended and restated the stockholders agreement (the “Stockholders Agreement”) to eliminate certain provisions (but maintain those related to the registration rights, which are described below) and to provide specific board rights and obligations. The Stockholders Agreement includes provisions pursuant to which we granted the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our common stock held by LGP, and the right to LGP and certain other stockholders to piggyback on such

2022 Proxy Statement	31

Certain Transactions With Related Persons

registration statements in certain circumstances. These shares represent approximately 73% of our common stock as of April 12, 2022. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. The Stockholders Agreement also requires us to indemnify such stockholders in connection with any registrations of our securities. In addition, the Stockholders Agreement provides that LGP is entitled to designate individuals to be included in the slate of nominees recommended by our board of directors for election to our board of directors, so as to ensure that the composition of our board of directors and its committees complies with the provisions of the Stockholders Agreement related to the composition of our board of directors and its committees.

Management Services Agreement

Prior to the IPO, we were party to a management services agreement with the advisory affiliate of LGP, pursuant to which LGP agreed to provide certain management and financial services. The management services agreement with LGP terminated without any termination payment automatically upon the closing of the IPO, subject to the survival of certain obligations, including as to indemnification. LGP does not now provide managerial services to us in any form.

Credit Facilities

An affiliate of LGP was a lender under our second lien credit agreement (the “Second Lien Term Loan”) pursuant to an incremental amendment to the Second Lien Term Loan which we entered into on March 31, 2020 for an additional $5.6 million of term loans. We used a portion of the proceeds we received in the IPO to repay all outstanding borrowings on the Second Lien Term Loan. Prior to their repayment, the Second Lien Term Loan accrued interest at a rate of 10.0% per annum.

Indemnification Agreements

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our amended and restated bylaws. In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

32	2022 Proxy Statement

Stockholder Proposals and Director Nominations

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 222 E. 5th Street, Tucson, Arizona 85705, in writing not later than December 13, 2022.

Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than January 25, 2023 and no later than February 24, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after May 25, 2023, then our Corporate Secretary must receive such written notice not later than the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

In connection with our solicitation of proxies for our 2023 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

2022 Proxy Statement	33

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Mediant Communications at www.investorelections.com/MCW, by emailing your control number to paper@investorelections.com, or by phone at 866-648-8311.

34	2022 Proxy Statement

2021 Annual Report

Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxydocs.com/MCW.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, Mister Car Wash, Inc., 222 E. 5th Street, Tucson, Arizona 85705.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice and Access Card or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

John Lai
Chairperson, President and Chief Executive Officer

Tucson, Arizona

April 12, 2022

2022 Proxy Statement	35

Mister®
P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/MCW
• Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE    Call 1-866-447-0865
• Use any touch-tone telephone
• Have your Proxy Card ready
Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
“ALEXA, VOTE MY PROXY”
• Open Alexa app and browse skills
Search “Vote my Proxy”
• Enable skill
Go Green! To receive documents via e-mail, simply go to: www.companyurl.com
Mister Car Wash, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of March 31, 2022
TIME: Wednesday, May 25, 2022 10:00 AM, Mountain Standard Time
PLACE: Mister Car Wash 415 N 6th Ave.
Tucson, AZ 85705
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints John Lai and Jedidiah Gold (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mister Car Wash, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Mister Car Wash, Inc.
Annual Meeting of Stockholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1 AND 2
BOARD OF DIRECTORS RECOMMENDS
PROPOSAL
YOUR VOTE
1. To elect Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been elected and qualified
FOR
WITHHOLD
1.1 John Lai FOR
1.2 Jonathan Seiffer FOR
1.3 John Danhakl FOR
FOR AGAINST ABSTAIN
2. To ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022
NOTE continuation, : To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable)
Date
Signature (if held jointly)
Date